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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated February 26, 1996, except as to Note 14 which is as of December 4, 1996, relating to the financial statements of Amerigon Incorporated, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 14(a) of Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 1995 when such schedule is read in connection with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Costa Mesa, California
January 10, 1997